AMENDED STIPULATION OF SETTLEMENT AND MUTUAL RELEASE

WHEREAS, on July 2, 2021, Sabby Volatility Warrant Master Fund Ltd. (“Sabby”) participated in a public offering by Kiromic Biopharma, Inc. (“Kiromic” or the “Company”) pursuant to which Sabby purchased an aggregate of 500,000 shares of common stock, par value $0.001 per share (“Common Stock”) of Kiromic for $2.5 million (the “Offering”);

WHEREAS, on June 25, 2021, Kiromic filed a registration statement (the “Registration Statement”) with the Securities Exchange Commission in connection with the Offering, signed by Maurizio Chiriva-Internati, Tony Tontat, Gianluca Rotino, Pietro Bersani, Americo Cicchetti, Michael Nagel, and Jerry Schneider (collectively, the “Individual Defendants,” and together with Kiromic and ThinkEquity (as defined below), the “Defendants”);

WHEREAS, on June 29, 2021, Kiromic filed a final prospectus (the “Prospectus,” and together with the Registration Statement, the “Offering Documents”) with the Securities Exchange Commission in connection with the Offering;

WHEREAS, Sabby claims that the Offering Documents contained untrue statements of material fact, omitted material facts, and failed to make adequate disclosures concerning the imposition of a hold by the Food and Drug Administration relating to certain clinical trials that Kiromic was conducting;

WHEREAS, on March 7, 2022, Sabby and its co-plaintiffs Empery Asset Master, Ltd, Empery Tax Efficient, LP and Empery Tax Efficient III, LP (collectively with Sabby, “Plaintiffs”) filed an action against Kiromic and the Individual Defendants in the United States District Court for the Southern District of New York, entitled Sabby Volatility Warrant Master Fund Ltd. et al. v. Kiromic Biopharma, Inc., et al., Civil Action No. 1:22-cv-01927, alleging violations of Sections 11, 12(a)(2) and 15 of the Securities Act (the “Action”);

WHEREAS, on July 22, 2022, the Plaintiffs amended their complaint against Kiromic (the “Amended Complaint”), to add, among other things, ThinkEquity LLC (“ThinkEquity”) as a defendant;

WHEREAS, the Defendants (with the exception of ThinkEquity) moved to dismiss the Amended Complaint on September 22, 2022, and ThinkEquity filed an answer on September 17, 2022;

WHEREAS, the Defendants deny the allegations in the Amended Complaint and maintain that the Offering Documents complied in all respects with the Securities Act of 1933, the rules and regulations thereunder, and all other applicable law;

WHEREAS, the Plaintiffs and Defendants (the “Parties”) desire to fully settle and resolve all issues and claims that relate in any way to the allegations set forth in the Action without the admission of any fault or liability on the part of any of the Parties;

WHEREAS, the Parties entered into the initial Stipulation of Settlement and Mutual Release on October 9, 2022 (the “Initial Agreement”);

WHEREAS, prior to the execution of the Initial Agreement by all Parties, Sabby voluntarily dismissed their claims against ThinkEquity without prejudice;

AND WHEREAS, the Parties, each acting on his or its own behalf and having been represented by counsel, have approved the Initial Agreement and the amended settlement terms described below (the “Amended Agreement”);

NOW, THEREFORE, in consideration of and in return for the promises and covenants undertaken by the Parties herein and the releases given herein, the adequacy of which consideration is acknowledged, the Parties agree as follows:

1.Settlement Consideration.  No later than two business days following the approval of the Proposed Order (as defined in Section 3 below) by a court of competent jurisdiction, Kiromic shall issue to Sabby (a) a convertible note (the form of which is attached hereto as Exhibit A) (the “Settlement Note”) in the aggregate principal amount of $1,656,720 and (b) immediately available funds by wire transfer in the aggregate of $75,000 (the “Settlement Payment,” and, together with the Settlement Note, the “Settlement Consideration”).  The Settlement Note will be convertible into shares of Common Stock (the “Conversion Shares”) in accordance with its terms at an initial conversion price per share equal to the average of the closing price of the Common Stock reported on The Nasdaq Capital Market for the five (5) trading days prior to the entry of the Initial Agreement, and will provide that conversion of the Settlement Notes will be subject to the “Beneficial Ownership Limitation” set forth in each Settlement Note.
2. [Intentionally Omitted]
3.Joint 3(a)(10) Motion. The Parties (other than ThinkEquity) agree that the Settlement Notes and the Conversion Shares shall be issued subject to an exemption pursuant to Section 3(a)(10) of the Securities Act of 1933. The Parties shall submit a proposed order approving issuance pursuant to Section 3(a)(10) of the Securities Act of 1933 in the form attached hereto as Exhibit B (the “Proposed Order”), together with any supporting documents, no later than October 25, 2022. At the same time, the Parties will also jointly seek expedited consideration of the Proposed Order, seeking that the court decide it on or before November 15, 2022.
4.Dismissal of the Action With Prejudice. No later than two (2) business days following the delivery of the Settlement Consideration in accordance with Section 1 of this Amended Agreement (the date on which such Settlement Consideration is delivered, the “Delivery Date”), Sabby shall cause Defendants to be dismissed with prejudice from the Action by filing a fully executed stipulation and proposed order of dismissal in the form attached hereto as Exhibit C (the “Dismissal Stipulation”), provided that Defendants have executed and delivered to the Sabby a copy of the Dismissal Stipulation.

5.Release of the Defendants by Sabby. Upon receipt of the Settlement Consideration, Sabby, on behalf of itself, its members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Sabby Releasors”), being legally competent to contract, automatically, irrevocably, and fully and forever release and discharge the Defendants and their respective members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Released Defendants”) from any and all manner of actions, obligations, suits, proceedings, matters, disputes, claims or causes of action, harm, damages or injuries whatsoever (including without limitation arising out of a breach of any duty, law, or rule) known or unknown, suspected or unsuspected, contingent or non-contingent, alleged or not alleged, which now exist, heretofore have existed or come into existence in the future, upon any theory of law or equity, whenever or however arising (whether contractual, common law, statutory, federal, state, local, or otherwise, including but not limited to any claims for compensatory or punitive damages, or for attorneys' fees, costs or disbursements of any kind), relating to or arising out of the Offering Documents, Sabby’s trading in Kiromic securities, and/or the allegations in the Action (collectively, the “Released Claims”). Notwithstanding anything herein to the contrary, the Released Claims shall not include any suit, action, or proceeding to enforce the terms of this Amended Agreement.
6.[Intentionally Omitted].
7.Release of Sabby. Upon delivery of the Settlement Consideration, Defendants on their behalf and on behalf of their members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Defendant Releasors”), being legally competent to contract, automatically, irrevocably, and fully and forever release and discharge Sabby and its respective members, managers, affiliates, agents, employees, subsidiaries, investors, partners, directors, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Sabby Released Parties”) from any and all manner of actions, obligations, suits, proceedings, matters, disputes, claims or causes of action, harm, damages or injuries whatsoever (including without limitation arising out of a breach of any duty, law, or rule), known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed or come into existence in the future, upon any theory of law or equity, whenever or however arising (whether contractual, common law, statutory, federal, state, local, or otherwise, including but not limited to any claims for compensatory or punitive damages, or for attorneys' fees, costs or disbursements of any kind), relating to or arising out of the Released Claims. Notwithstanding anything herein to the contrary, the Released Claims shall not include any suit, action, or proceeding to enforce the terms of this Amended Agreement.

8.Covenant Not to Sue. Upon the payment and receipt of the Settlement Consideration, Sabby and the Released Defendants irrevocably covenant and agree not to sue, or commence, or cause or encourage anyone else (directly or indirectly) to sue or commence, or threaten to sue or commence, any action, claim, cause of action, arbitration, or legal proceeding of any nature whatsoever, whether legal or equitable, based on any Released Claim. The preceding sentence shall not apply to any action to enforce this Amended Agreement or any action filed by ThinkEquity for indemnity or contribution against Kiromic. Sabby further agrees that if a class action is certified (for settlement purposes or otherwise) in Karp v. Kiromic Biopharma, Inc., et al., Case No. 22-cv-6690-VM (United States District Court for the Southern District of New York) or Podmore v. Kiromic Biopharma, Inc., et al., Case No. 22-cv-8433-VM (United States District Court for the Southern District of New York), Sabby will opt-out of the class and not submit any claim for recovery.
9.Confidentiality. The Parties agree that the terms and conditions of this Amended Agreement are confidential and they will not disclose the terms to any third parties except: (i) to their respective attorneys; (ii) as required by any court of competent jurisdiction or regulatory institution; (iii) as required by any city, state, or federal rule, regulation or law; (iv) to any accountants or tax preparation professionals and to the extent necessary to accurately file city, state and federal taxes; and (v) to any investor or potential investor that is obligated pursuant to a customary confidentiality agreement to keep the information confidential. Notwithstanding the foregoing, the Parties agree that to the extent an investor or potential investor of any Party specifically asks about the status, resolution, or outcome of the Action, the Party who receives any such inquiry may respond by indicating that the Parties have reached a settlement pursuant to which the Parties have amicably resolved any differences they may have had, have obtained the results they were seeking, and are satisfied with the terms. The Parties further agree that monetary damages alone are inadequate to compensate the other Parties for injury caused or threatened by a breach of the confidentiality restrictions set forth in this Paragraph and that preliminary and permanent injunctive relief restraining and prohibiting the violation of these confidentiality restrictions is a necessary and appropriate remedy in the event of such a breach. Notwithstanding the foregoing, the Parties are in no way prohibited from obtaining, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this Paragraph. The Parties further agree that ThinkEquity may utilize information about the settlement, as necessary, in connection with any indemnity action that it asserts against Kiromic.
10.Binding Effect. This Amended Agreement binds and inures to the benefit of the Parties and their respective past and present agents, employees, family members (including current and former spouses), assigns, attorneys, representatives, officers, directors, shareholders, successors, assigns, transferees, insurers and sureties, and all of their subsidiaries, parents, predecessors, successors and affiliated companies.
11.No Admission. It is understood and agreed that this Amended Agreement is a compromise and settlement of the claims released herein, and it shall not be construed as an admission, concession, or indication of the validity of any claim, defense, liability, obligation, or wrongdoing.
12.Entire Agreement. This Amended Agreement contains the entire agreement among the Parties and shall not be modified in any way except in writing executed by the Party to be bound thereby. No statements, promises, or inducements by any of the signatories or any agent of any of the signatories shall be valid or binding unless they are contained in this Amended Agreement. This Amended Agreement supersedes and replaces any and all alleged or actual prior agreements or understandings. Any antecedent or contemporaneous extrinsic representations and warranties made in the negotiation or preparation of the Amended Agreement are intended to be merged into this Agreement and are of no further force or effect.
13.Construction. The language of all parts of this Amended Agreement shall in all cases be construed as a whole, according to their fair meaning, and not strictly for or against any of the Parties. This Amended Agreement was prepared jointly by the Parties, and no presumptions or rules of interpretation based upon the identity of the Party preparing or drafting the Amended Agreement, or any part thereof, shall be applicable or invoked.
14.Governing Law. As to Sabby and Kiromic only, this Amended Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed in the State of New York, and the rights and obligations of the Parties to the Amended Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State's choice of law principles. Sabby and Kiromic agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Amended Agreement shall be the United States District Court for the Southern District of New York, and Sabby and Kiromic hereby waive any challenge to personal jurisdiction or venue in that court.
15.Authority to Bind. To the extent any person or entity executes this Amended Agreement in a representative capacity for either Party, he or she hereby represents and warrants that he or she is authorized to enter into this Amended Agreement on behalf of that Party, that all necessary authorizations or other resolutions have been passed or obtained, and that this Amended Agreement shall be a legal, valid, and binding obligation on that Party.
16.Notices. As to Sabby and Kiromic only, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Amended Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to Sabby:

c/o Sabby Management, LLC

115 Hidden Hills Drive

Spicewood, Texas 78669

Attention:  Robert Grundstein, General Counsel

Telephone:  (646) 307-4500

Email:  rgrundstein@sabbymanagement.com

With a copy (for informational purposes only) to:

Thomas Fleming

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Telephone:(212) 451-2300
Facsimile:(212) 451-2222
E-mail:tfleming@olshanlaw.com

If to Kiromic:

Kiromic Biopharma Inc.

Attention: Pietro Bersani, Chief Executive Officer

7707 Fannin, Suite 140

Houston, TX 77054

Telephone:(832) 968-4888

E-mail:pbersani@kiromic.com

With a copy (for informational purposes only) to:

Hogan Lovells US LLP 390 Madison Ave.

New York, NY 10017 Attention: William M. Regan, Esq. Telephone: (212) 918-3000

E-Mail: William.Regan@hoganlovells.com

17.Severability. If any provision or provisions contained in this Amended Agreement shall contravene or be invalid under any applicable law, such contravention or invalidity shall not invalidate the whole Amended Agreement, but the Amended Agreement shall be construed as not containing the particular provision or provisions held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

18.Headings. The section headings contained in each section of this Amended Agreement are intended solely for convenience of reference and shall not limit or expand the express terms of this Amended Agreement or otherwise be used in its construction.
19.Counterpart Signature Pages. This Amended Agreement may be executed in one or more counterparts with facsimile, scanned or DocuSign signatures being deemed original, any of which need not contain the signatures of all Parties but all signed counterparts taken together will constitute one and the same agreement, with the exception of Exhibit A, which must be executed with original, wet ink signatures.

IN WITNESS WHEREOF, the Parties have caused this Amended Agreement to be executed by themselves or their duly authorized representatives on the respective dates set forth below.

SABBY VOLATILITY WARRANT MASTER FUND LTD.

By: Sabby Management, LLC

By: ____________________

Name: Robert Grundstein

Title: General Counsel

Date:

KIROMIC BIOPHARMA, INC.

By: ____________________

Name: Pietro Bersani

Title: Chief Executive Officer

Date:

Americo Cicchetti

____________________

Name: Americo Cicchetti

Date:

Michael Nagel

____________________

Name: Michael Nagel

Date:

Jerry Schneider

____________________

Name: Jerry Schneider

Date:

Pietro Bersani

____________________

Name: Pietro Bersani

Date:

Gianluca Rotino

____________________

Name: Gianluca Rotino

Date:

Tony Tontat

____________________

Name: Tony Tontat

Date:

Maurizio Chiriva-Inernati

____________________

Name: Maurizio Chiriva-Inernati

Date: